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                                                                    EXHIBIT 23.1

                              CONSENT OF KPMG LLP

We consent to the use of our report dated March 5, 2001, incorporated herein by reference, with respect to the consolidated financial statements of AMCOL International Corporation and subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 and the financial statement schedule for the three-year period ended December 31, 2000, which financial statements, schedules, and report are incorporated by reference to the December 31, 2000 Annual Report on Form 10-K of AMCOL International Corporation.


/s/ KPMG LLP

Chicago, Illinois
August 27, 2001